EXHIBIT 10.27

SIXTH AMENDMENT TO LEASE AGREEMENT

THIS SIXTH AMENDMENT TO LEASE AGREEMENT is made and entered into as of the 26th day of June, 2003, between RAINIER COMMONS, LLC, a Washington limited liability company (“Lessor”), and TULLY’S COFFEE CORPORATION, a Washington corporation (“Lessee”).

RECITALS

A.    Lessor has entered into a written agreement with Kent Central, LLC (“KCL”) to purchase the real property located at 3100 Airport Way South, Seattle, Washington, which is legally described as set forth on the attached Exhibit A (the “Property”). Pursuant to that certain Lease Agreement dated August 16, 1999, entered into between KCL and Lessee, as modified by those certain amendments described in the attached Exhibit B (collectively, the “Lease”), KCL agreed to lease to Lessee certain premises as further described in the Lease (the “Original Lease Premises”).

B.    If and when Lessor closes the purchase of the Property from KCL, Lessor will assume all of KCL’s rights and obligations under the Lease.

C.    Subject to the Lessor’s acquisition of fee title to the Property, Lessor and Lessee have agreed to make certain modifications to the Lease on the terms and conditions set forth in this Sixth Amendment to Lease Agreement (“Sixth Amendment”).

AGREEMENT

NOW, THEREFORE, in consideration of foregoing and the promises made below, and other good and valuable consideration, the parties agree as follows:

1.    Effective Date.    This Sixth Amendment shall become effective upon the date (the “Effective Date”) upon which Lessor unconditionally acquires fee title to the Property from KCL. If Lessor does not unconditionally acquire fee title to the Property from KCL on or before August 31, 2003, this Sixth Amendment shall be null and void and of no further effect.

2.    Amendments.    Effective as of the Effective Date, the Lease is hereby amended as follows:

2.1    Premises.    Section 1 of the Lease is hereby amended to as follows: (a) Lessee and Lessor have agreed that Lessee shall occupy the spaces within the Property identified on Exhibit C, comprising approximately 80,115 square feet (the “Tully’s Premises”).and (b) the term “Premises” as used in the Lease will be limited to the Tully’s Premises as determined above. Without limiting the foregoing, the Tully’s Premises shall include exclusive and unrestricted access to and use of the existing loading dock and all other areas included in the Tully’s Premises. The parking spaces reserved for Lessee, the loading dock, and any other spaces outside of the buildings comprising the Property that may be used exclusively by Lessee or in common with the New Tenants (as defined below), and the additional storage space as set forth in the next paragraph are not considered in the determination of the square feet of the Tully’s Premises.

In addition to the Tully’s Premises, Lessor shall make available to Lessee additional storage space within the Original Lease Premises (but not included within the Tully’s Premises). The maximum total amount of additional storage space which may be provided to Lessee under this section at any time is 5,000 square feet. The additional storage space shall be located at Lessor’s discretion and may be in more than one location in the Property. The additional storage space shall be subject to reasonable security and shall be suitable for dry storage of equipment, records or merchandise. Lessor shall have no obligation to install any tenant improvements in the additional storage space, or to perform any maintenance services for the additional storage space, and may change the location of the additional storage space from time to time. Lessee shall give Lessor a written request for such additional storage space not less than 30 days prior to its anticipated requirement. There shall be no additional Base Rent or Monthly Operating Expense paid by Lessee in connection with the additional storage space, and Lessee shall not be entitled to any reduction in Base Rent or Monthly Operating Expense if Lessee does not use the additional storage space or if the actual additional storage space used is less than 5,000 square feet.

2.2    Rent.    Section 3 of the Lease is hereby amended and restated to read as follows:

3.    Rent.    Lessee covenants and agrees to pay Lessor rent in advance without offset or deduction on or before the 1st day of each month of the Lease term in the amounts as follows:

Months	Monthly Base Rent
(from date of this Sixth Amendment until December 31, 2003)	$51,033
January 1, 2004 through May 14, 2005	$43,378
May 15, 2005 through May 14, 2010	$49,885

2.3    Monthly Operating Expense Adjustments.    Section 9 of the Lease is hereby amended to provided that, commencing on January 1, 2004 and continuing through the end of the Lease term, Lessee will pay 50% of the actual Monthly Operating Expenses for the Property as its pro rata share. From the Effective Date to January 1, 2004 Lessee shall continue to pay 100% of the actual Monthly Operating Expenses for the Property.

2.4    Utilities.    Section 8 of the Lease is hereby amended to provide that the utilities for the Tully’s Premises shall be separately metered, and that for utilities and services not subject to metering, such as garbage collection, separate service and billings shall be established with the service provider. If separate metering (or separate service and billings, as applicable) is not reasonably practicable, the parties shall negotiate an appropriate method to allocate such costs. If separate metering (or separate service and billings, as applicable) is not reasonably practicable and the parties are unable to agree upon an appropriate method to allocate such costs, and during the time that the parties may be discussing the allocation method and/or until separate metering (or separate service and billings, as applicable) is accomplished if at all, Tully’s shall pay an amount equal to the average monthly usage in the applicable units of measure over the two (2) year period prior to the Effective Date, priced at the actual average current cost per unit set forth on the service provider’s billing, but shall not pay in any case more that the total actual cost set forth on the service provider’s billing. Any costs related to establishment of separate metering shall be considered to be costs of Lessor Work.

2.5    Termination of Right to Require Lessee to Vacate Premises in 150 Days.    The parties agree that the provisions granting KCL a right to terminate the Lease and/or require Lessee to vacate the Original Lease Premises upon 150 days notice contained in (i) that certain letter dated March 19, 2002, executed by KCL and Lessee, and (ii) Section 2 of the Fifth Lease Amendment referred to in Exhibit B are here are hereby terminated and that such provisions shall be considered null and void and of no further force and effect.

2.6    Impact of Lessor Work.    Lessor expects to rehabilitate, remodel, develop, demolish, improve and partition the portion of the Property that is not within the Tully’s Premises (the “Available Space”) (the “Lessor Work.”). Lessor hereby agrees that any and all Lessor Work and any and all other development, demolition, improvement, partitioning and remodeling of the Property undertaken by Lessor or any of its agents shall not disturb Lessee’s use and enjoyment of the Tully’s Premises nor negatively impact Lessee’s security nor increase Lessee’s costs of security in the Tully’s Premises. All Lessor Work shall be performed in compliance with applicable codes, regulations and laws. All Lessor Work shall be performed at no cost to Lessee.

2.7    Signage.    Lessor agrees that Lessee shall continue to have the right (but not the obligation) to maintain in place the Tully’s green “T” on top of the building where it is currently placed. In addition, Lessee shall continue to have the right to maintain, use, replace and update all other existing exterior signage that is currently present on any of the buildings on the Property or otherwise located on the Property. Lessor will pay to repair or replace any such signage that is affected by any repainting or remodeling of the Property by Lessor. With the consent of Lessor, which may not be unreasonably withheld, Lessee may hang seasonal promotional banners on the exterior of the buildings included in the Property. Lessee shall pay no additional rent or charges to Lessor in connection with the green “T”, the other exterior signage, or the promotional banners, but Lessee shall pay all costs associated with the replacement, maintenance and operation of such signage except when such costs result from the repainting or remodeling of the Property by Lessor. Lessee’s signage rights under this Section 2.7 shall be subject to the limitations and requirements of applicable laws, regulations and ordinances. All such signage referred to herein shall not be subject to Section 15 of the Lease, except that the last sentence in Section 15 of the Lease shall apply to such signage.

2.8    Removal of Lessee’s Properties.    Lessee shall remove its inventories and other properties (“Lessee Properties”) from the Available Space no later than 90 days from the Effective Date (the “hand-over date”). If any Lessee Properties are in the Available Space after the hand-over date, the Lessee Properties may be removed by Lessor from the Available Space upon two business days notice to Lessee, and Lessor shall not be responsible for loss or damage incurred as a consequence of such action.

2.9    Quiet Enjoyment and Use of the Premises.    Lessee acknowledges that Lessor expects to rent some or all of the Available Space to other parties (the “New Tenants”). Lessor shall conduct its leasing of the Available Space, and its administration of the leases to the New Tenants, in a manner that preserves and protects the quiet enjoyment of the Tully’s Premises by Lessee and that does not in any way diminish or conflict with Tully’s rights under the Lease. Lessor shall establish reasonable parking rules and regulations for the Property and shall identify parking spaces as reserved or unreserved- general use. During normal business hours (which shall be defined for this purpose as 8:00 AM to 5:00 PM Pacific Time, Monday through Friday, excluding New Years Day, Memorial Day, July 4th, Labor Day, Veteran’s Day, Thanksgiving Day, and Christmas Day), Tully’s shall have 80 reserved parking spaces for its exclusive use, located in front of the Tully’s Premises, and may also use unreserved- general use parking spaces as they may be available. Outside of normal business hours all parking spaces on the Property shall be unreserved-general use. Lessor may establish any fees for parking; provided that any such fees for parking at the Property shall not apply to Lessee, nor shall they apply to Lessee’s employees, vendors and visitors. Lessee may not charge for parking on the Property.

2.10    Offering of Additional Space.    From time to time, space within the Available Space may become available for rent or lease. As such space becomes available for rent or lease, Lessor shall notify Lessee of the particulars of the space, including the Lessor’s requirements for rent and other reimbursements and terms for such space. Notification of Lessee does not establish any right of first refusal or other right for Lessee and Lessor shall have the right to enter into a rental or lease agreement with any party or parties whether or not such notice is given and whether or not Lessee is interested in the space.

If Lessee wishes to enter into a lease or rental agreement for such space, it shall inform Lessor. If Lessor agrees to enter into a lease for such space with Lessee any such agreement shall be separate from the Lease, and the terms and conditions of the Lease shall not apply to the lease for such additional space.

2.11    Lessor Use of the Mountain Room.    This section 2.11 shall apply only if the portion of the Property commonly described as the “Mountain Room” is included in the Tully’s Premises. From time to time, Lessor may request from Lessee that the Mountain Room be made available as the site for a future meeting or special event to be hosted by Lessor or a New Tenant of Lessor. Subject to the availability of the Mountain Room, and subject to the other administrative policies and requirements that Lessee may have established for third-party use of the Mountain Room, Lessee shall reasonably cooperate with the requests of Lessor.

3.    No Other Changes.    Except as modified by this Sixth Amendment and as otherwise agreed upon herein, all other terms of the Lease, including without limitation all exhibits thereto, remain unchanged and in full force and effect.

4.    Conflict and Construction; Definitions.    In the event of any conflict between the terms of this Sixth Amendment and the terms of the Lease, the terms and provisions of this Sixth Amendment shall prevail. Capitalized terms not otherwise defined in this Sixth Amendment shall have the meanings set forth in the Lease.

5.    Amendment and Restatement of Lease and Further Modifications.    After the Effective Date, the parties hereby agree to use their respective reasonable best efforts to amend and restate the Lease into a single amended and restated lease taking into account all of the prior lease amendments including this Sixth Amendment. In addition, the parties acknowledge that the existing Lease is based on a single tenant in an industrial setting and that given the changes to the Lease incorporated by this Sixth Amendment, Lessee will no longer be the sole tenant of the Property. In addition, the parties acknowledge that Lessor’s development plans for the portions of the Property that are not leased to Lessee may require further adjustments and modifications to the Lease. Accordingly, the parties also agree that, in connection with the amendment and restatement of the Lease described above, the parties will also use their reasonable best efforts to amend and modify the Lease to (i) reflect that the Property will now have multiple tenants, and (ii) to take into account the development work that Lessor may undertake with respect to the Property.

6.    Successor and Assigns.    The terms and provisions of this Sixth Amendment shall bind and inure to the benefit of Lessor and Lessee and their respective successors and assigns. This Sixth Amendment may not be assigned by either party without the consent of the other party, which may be withheld in its sole judgment.

7.    Counterparts; Facsimile.    This Sixth Amendment of Lease Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Executed counterparts may be executed and transmitted via facsimile and such version shall be deemed an original.

IN WITNESS WHEREOF, Lessor and Lessee have executed this Sixth Amendment effective as the date set forth above.

LESSOR:	LESSEE:

RAINIER COMMONS, LLC	TULLY’S COFFEE CORPORATION

By:	/s/ SHIMON MIZRAHI	By:	/s/ ANTHONY J. GIOIA

	Shimon Mizrahi		Anthony J. Gioia

Its:	Manager	Its:	President and CEO

STATE OF WASHINGTON    )

                                           ) ss.

COUNTY OF KING                 )

On this              day of             , 2003, before me personally appeared             , the              of             , who executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

(Print Name)
Notary Public in and for the State
of Washington, residing at
My Commission Expires:

STATE OF WASHINGTON    )

                                           ) ss.

COUNTY OF KING                 )

On this              day of             , 2003, before me personally appeared             , the              of TULLY’S COFFEE CORPORATION, who executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

(Print Name)
Notary Public in and for the State
of Washington, residing at
My Commission Expires:

EXHIBIT A

LEGAL DESCRIPTION OF PROPERTY

PARCEL 2:

Lots 1 through 6, Block 233, Seattle Tidelands, in King County, Washington, as shown on the official maps on file in the Office of the Commissioner of Public Lands at Olympia, Washington;

TOGETHER WITH Lots 1 through 12, Block 17, Hanford’s Addition to South Seattle, according to the plat thereof recorded in Volume 1 of Plats, page 37, in King County, Washington;

TOGETHER WITH ALL of vacated alley in said Block 17, as vacated under City of Seattle Ordinance No. 38522;

TOGETHER WITH Lots 1 through 12, Block 16, Hanford’s Addition to South Seattle, according to the plat thereof recorded in Volume 1 of Plats, page 37, in King County, Washington;

TOGETHER WITH ALL of vacated alley in said Blocks 16, as vacated under City of Seattle Ordinance No. 38521;

TOGETHER WITH ALL of vacated South Winthrop Street between said Blocks 16 and 17, as vacated under City of Seattle Ordinance No. 38522;

TOGETHER WITH that portion of vacated South Hanford Street adjoining Block 16, as vacated under City of Seattle Ordinance No. 69571 and would attach by operation of law;

TOGETHER WITH that portion of vacated Tenth Avenue South, as vacated under City of Seattle Ordinance No. 95836, and described as follows:

BEGINNING at the intersection of the production south of the East line of Block 16 of said Plat of Hanford’s Addition to South Seattle and the Westerly right-of-way line of the Seattle Freeway (Primary State Highway No. 1); thence Northerly along said Westerly right-of-way line to the production east of the North line of Lot 12, Block 17 of said plat; thence West along said produced line to the East line of Block 17; thence South along said East line and the same produced and along the East line of Block 16 to the POINT OF BEGINNING; EXCEPT from the above described Parcel 2 any portion lying within the Northern Pacific Railway Company right-of-way; EXCEPT that portion as conveyed to the State of Washington for Primary State Highway No. 1 by deed recorded under Recording No. 6199964.

EXHIBIT B

AMENDMENTS TO THE ORIGINAL LEASE

1.    First Lease Amendment dated December 17, 1999, entered into between KCL and Lessee;

2.    Second Lease Amendment dated June 6, 2000, entered into between KCL and Lessee;

3.    Third Lease Amendment dated November 7, 2000, entered into between KCL and Lessee;

4.    Fourth Lease Amendment dated February 21, 2001, entered into between KCL and Lessee; and

5.    Fifth Lease Amendment dated November 1, 2002, entered into between KCL and Lessee.

Exhibit C to Sixth Amendment to Lease Agreement

	LEVEL NUMBER
BLDG. NUMBER	BSMNT		LVL 1	LVL 2	LVL 3	LVL 4	LVL 5	LVL 6	LVL 7	LVL 8	S.F. PER BLDG.	TULLY'S	COMMENTS
	AREA 1
24	*1632	*	1617	1632							3249	3,249
1			1358	1344							2702	2,702
2				2232							2232	2,232
3				3587							3587	3,587
	AREA 2
4				1295	1295						2590	1,295
5				1211	1198		1198	1179	1297		6083	2,396
5A				1828	1828		1826				5482	3,654
13			3033	1146							4179
12			1172								1172	1,172
23			586	586							1172	1,172
11			1348	1349							2697	2,697
10			1279	1278	504	1284					4345	2,557
19					1486			977			2463
20					458						458
21					2793		2793	2874		3107	11567
39											0
	AREA 3
22					5291	5291	5291	5289			21162
25				1062	5512	8854	8854	8854	8854	2047	44037	100	Rooftop space on SE corner containing cell tower
6				3921	4043	4025	3921				15910	11,989
7				4486	4381	4381	4489				17737
9			5244/3000	5106/2500							10350	5,500	Tully's space: 3,000 on level 1, 2500 on level 2
8			6840	8307	8327	6636					30110	23,474
26			957								957	957
27											0
	AREA 4
14			5714	6978							12692	5,714
15			5668	5647							11315	5,668
16											0
100				3532							3532
S.F. PER LEVEL	*1632	*	29572	51421	37116	30471	28372	19173	10151	5154
TOTAL											221780
	NEW FLOOR INFILL
13 NEW FLOOR INFILL				1635
21 NEW FLOOR INFILL							320
22 NEW FLOOR INFILL						2838	2838	2838
TOTAL NEW FLOOR INFILL			0	1635	0	2838	3158	2838	0	0	10469
FLOOR INFILL	*1632	*	29572	53056	37116	33309	31530	22011	10151	5154
TOTAL											232249	80,115

xxx Highlighted areas represent the Tully’s Premises under the Sixth Amendment